EXHIBIT (21)


                     SUBSIDIARIES OF LACROSSE FOOTWEAR, INC.
                              as of January 1, 2000


                                    Jurisdiction
               Name                 of Incorporation     Percent Ownership
               ----                 ----------------     -----------------

                                                               Direct
                                                               ------

Clintonville Products, Inc.            Wisconsin                 100%

Danner Shoe Manufacturing Co.          Wisconsin                 100%